Exhibit 8

                   Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. letterhead



                                 April 17, 2000




Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, FL  33716

               RE:    WRL Series Life Account
                      WRL Freedom Wealth Protector
                      File No. 33-69138
                      ----------------------------


Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectuses for the WRL Freedom Wealth Protector contained in Post-Effective Amendment No. 13 to the Registration Statement on Form S-6 (File No. 33-69138) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP



                                                 By: /s/ Stephen E. Roth
                                                    --------------------
                                                     Stephen E. Roth